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                                                                    EXHIBIT 10.1


                    CONVERTIBLE, SUBORDINATED PROMISSORY NOTE
                    -----------------------------------------


$ 1,200,000.00                                                Melbourne, Florida
                                                                     May 4, 1998

         FOR VALUE RECEIVED, the undersigned, Metretek, Incorporated, a Florida corporation (the "Purchaser"), and Marcum Natural Gas Services, Inc., a Delaware corporation ("Marcum" and, collectively with Purchaser, the "Maker"), hereby promises to pay to the order of Eagle Research Corporation, a West Virginia corporation (the "Payee"), and assigns, at its principal office located at Scott Depot, West Virginia or at such other place as the Payee or other holder hereof (the "Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), subject to reduction as provided in
Section 8 hereof, together with interest on the unpaid balance of such principal sum at the rate provided in Section 2 hereof.

         1. REPAYMENT OF PRINCIPAL. The principal sum of this Note shall be due and payable on May 4, 2002, in a single installment in an amount equal to the entire principal sum of this Note then outstanding.

         2. INTEREST. This Note shall bear interest on the unpaid principal sum from the date hereof at the rate per annum equal to seven and one-half percent (7.50%) Interest on this Note shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) during which the unpaid principal sum is outstanding, divided by a year of 365 or 366 days, as the case may be. Accrued, unpaid interest on the outstanding principal sum of this Note shall be due and payable quarterly in arrears on the first day of each July, October, January and March, commencing July 1, 1998, and at the maturity of this Note (however such maturity shall occur). All payments shall be applied first to accrued, unpaid interest and the balance, if any, applied to the outstanding principal sum of this Note. All past due principal of and interest on this Note shall bear interest from the due date thereof (whether by acceleration or otherwise) until paid at the rate per annum equal to ten and one-half percent (10.5%), provided that in no event shall such interest rate exceed the maximum interest rate permitted by law.

         3. PREPAYMENT. The Maker shall have the right to prepay the outstanding principal sum of this Note, in whole at any time or in part from time to time, without premium or penalty, subject only to the provisions of Section 4(a) hereof.

         4. CONVERSION. This Note is convertible into shares of common stock, par value $.01 per share ("Common Shares"), of Marcum upon the terms and subject to the conditions set forth in this Section 4.

                  (a) CONVERSION OPTION. At the option of the Holder, upon the terms and subject to the conditions set forth in this Section 4, this Note may be converted into Common Shares (i) at any time on or after the date hereof, in increments of no less than $250,000, or (ii) for a period of thirty (30) days commencing on the date the Maker gives notice to the Holder ("Prepayment Notice") of its

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intention to prepay all or a portion (in excess of $100,000) of the outstanding principal sum of this Note (the "Prepayment Payment"), in increments no less than the lesser of the Prepayment Amount or $250,000. In the event and to the extent the Holder converts all or a portion of the Prepayment Amount and Marcum delivers the Common Shares into which such portion was converted, then Maker's obligation to make that portion of the Prepayment Amount shall be deemed to be fulfilled by delivery to Holder of the Common Shares into which such portion was converted.

                  (b) CONVERSION RATE. This Note may be converted into Common Shares at the initial conversion rate of one Common Share for each $1.421875 of the principal sum of this Note, subject to adjustment as described below.

                  (c) CONVERSION PROCEDURE. In order to convert this Note into Common Shares, the Holder must (i) complete, sign and deliver to Marcum the Conversion Notice attached to this Note as Exhibit A, (ii) surrender this Note to Marcum, (iii) furnish appropriate endorsements and transfer documents if required by Marcum, and (iv) pay any transfer or similar tax, if required. The date upon which Marcum receives the duly signed and completed Conversion Notice, the Note and all other required documentation and fees is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, Marcum shall issue and deliver one or more certificates for the whole number of Common Shares issuable upon such conversion, together with an cash payment in lieu of any fractional Common Shares. Such conversion shall be deemed effective immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder with respect to the indebtedness evidenced hereby shall cease. The Holder shall not be entitled to receive any cash dividends payable to holders of Common Shares as of any record date before the Conversion Date.

                  (e) FRACTIONAL SHARES. No fractional Common Shares shall be issued upon conversion of this Note but, in lieu thereof, Marcum will pay to the Holder an amount in cash based upon the Conversion Rate.

                  (f)     CONVERSION RATE ADJUSTMENT FOR CERTAIN GENERAL EVENTS.

                           (i) GENERAL EVENTS. The Conversion Rate is subject to
adjustment upon the occurrence of any of the following events: (A) the issuance of Common Shares as a dividend or a distribution with respect to the Common Shares; (B) the subdivision of the outstanding Common Shares into a greater number of shares; (C) the combination of the outstanding Common Shares into a smaller number of shares; (D) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price less than the lesser of the then current market price per Common Share or the Conversion Rate; and (E) the distribution to all holders of Common Shares of shares of capital stock (other than Common Shares), evidences of indebtedness of Marcum or of other non-cash assets (including securities but excluding those rights, warrants, dividends and distributions referred to above or paid in cash).

                           (ii)     ADJUSTMENT.

                                    (A) GENERALLY. In the event of the
occurrence of any of the foregoing events, then the Conversion Rate in effect immediately prior to such event shall be adjusted so that, upon the conversion of the Note the Holder receives the number of Common Shares or other Securities or assets which it would have received immediately following such event if it had converted the Note


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immediately prior to the record date relative to such event. Any adjustment of the Conversion Rate shall become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, combination or reclassification. All calculations under this Section 4(f) shall be made to the nearest 1/100th of a cent.

                                    (B) 1% MINIMUM ADJUSTMENT. No adjustment in
the Conversion Rate will be required to be made unless and until such adjustment that would require a change of at least one percent (1%) of the Conversion Rate then in effect; provided, however, that any adjustment that would not be required to be made shall be taken into account in any subsequent adjustment.

                                    (C) MULTIPLE ADJUSTMENTS. If any event would
require adjustment of the Conversion Rate pursuant to more than one of the provisions described above, only one adjustment shall be made, and such adjustment shall be in the amount of the adjustment having the highest absolute value to the Holder.

                                    (D) EVENTS NOT REQUIRING ADJUSTMENT. Except
as set forth in this Section 4, the Conversion Rate shall not be adjusted for the issuance of Common Shares or securities convertible into or exchangeable for Common Shares or securities granting the right to purchase any of the foregoing. No adjustments shall be made for a event referred to above if the Holder is entitled to participate in the event on the basis and with notice that the Board of Directors of Marcum determines to be fair and appropriate in light of the basis and notice on which the holders of Common Shares participate in the event. No adjustments need to be made for rights to purchase Common Shares pursuant to a company plan for reinvestment of dividends or interest. No adjustments need to be made for a change in the par value of the Common Shares.

                                    (E) SPECIAL AUTHORITY. Marcum reserves the
right to make such reductions in the Conversion Rate in addition to these required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

                                    (F) NOTICES OF ADJUSTMENTS. Whenever the
Conversion Rate is adjusted, the Company will promptly mail to the Holder a notice of the adjustment.

                  (g) MERGERS, CONSOLIDATIONS, AND SALE OF ASSETS. In the event the Company shall be a party to any transaction (including without limitation
(i) any recapitalization or reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Shares),
(ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the Common Shares), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which either the Common Shares shall be converted into the right to receive other securities, cash or other property, or in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of the Common Shares shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction so that Holder shall have the right thereafter to convert this Note only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of Common Shares issuable upon conversion of such Note



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immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

                  (h) VOLUNTARY REDUCTION IN CONVERSION RATE. The Maker from time to time may, to the extent permitted by law, reduce the Conversion Rate of this Note by any amount for any period of at least twenty (20) days, in which case the Maker shall give at least fifteen (15) days prior written notice of such reduction.

                  (i) RESERVATION OF COMMON SHARES. Marcum shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note, such number of Common Shares as shall from time to time be sufficient to effect the conversion of the then outstanding principal sum of the Note. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note, then Marcum shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purpose.

                  (j) COST OF CONVERSION. Marcum shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of Common Shares upon conversion of this Note. However, Holder shall be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Common Shares in a name other than that of the Holder.

                  (k) COMMON SHARE LIMITATION. Notwithstanding any other provision of the Note to the contrary, in no event shall the aggregate number of Common Shares to be issued by Marcum upon conversion of the Note when added to the aggregate number of Common Shares issued by Marcum to Purchaser upon the closing of the Purchase Agreement, exceed 19.99% of the aggregate number of Common Shares outstanding as of the date immediately prior to the date hereof.

         5.       SUBORDINATION.

                  (a) SUBORDINATION OF PAYMENT. The indebtedness evidenced by this Note is subordinated and junior in right of payment to the prior payment in full of all indebtedness of the Company and its subsidiaries to any bank, or other financial institution for money borrowed under any loan agreement, credit agreement, promissory note or similar instruments ("Bank Debt"). No payment of principal or interest on that Note may be paid (i) if any Bank Debt is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Bank Debt has been accelerated because of a default by Marcum.

                  (b) DISSOLUTION, LIQUIDATION AND BANKRUPTCY. Upon any distribution of assets of Marcum to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceeding, all principal premium, if any, and interest due or to become due on all Bank Debt must be paid in full before the Holder is entitled to receive or retain any payments.

                  (c) SUBROGATION. Upon satisfaction of all claims of all Bank Debt then outstanding, the rights of the Holder shall be subrogated to the rights of the Holders of Bank Debt to receive payments or distributions applicable to Bank Debt until all amounts owing on this Note are paid in full.


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                  (d) CERTAIN DISTRIBUTIONS. In the event that, notwithstanding the foregoing, a payment or distribution of assets of Marcum of any kind in contravention of any of the provisions set forth in this Section 5(e) pertaining to subordination, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Note before all Bank Debt is paid in full, then such payment or distribution shall be held by the Holder in trust for the benefit of Holders of Bank Debt or their representatives to the extent necessary to make payment in full of all Bank Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Bank Debt.

         6.       DEBT COVENANT.

                  (a) COVENANTS. Marcum covenants and agrees that, so long as Maker has any obligations to Payee under this Note, Marcum shall observe and perform the following financial covenants, unless the Payee shall otherwise consent in writing:

                           (i) CONSOLIDATED TANGIBLE NET WORTH. Marcum's
consolidated tangible net worth (as such term is defined in accordance with GAAP and including any and all subordinate debt which has been approved by Lender in it sole discretion) shall not be less than $6,700,000, calculated as of the end of each fiscal quarter.

                           (ii) DEBT SERVICE COVERAGE RATIO. The ratio of
Marcum's earnings before interest, taxes, depreciation, amortization and extraordinary gains to interest expense (as such terms are defined in accordance with GAAP) shall not be less than 1.8 to 1.0, calculated as of the end of each fiscal quarter.

                  (b) COMPUTATION. For purposes of computing the debt covenants set forth in Section 6(a) hereof:

                           (i) The term GAAP means Generally Accepted Accounting
Principles, applied on a consistent basis by Marcum, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors, and which are applicable in the circumstances as of the date of question.

                           (ii) The financial covenants with respect to Marcum
shall be computed based upon Marcum's consolidated financial statements which include the accounts of Marcum and its subsidiaries after elimination of inter-company accounts and transactions.

         7.       DEFAULT.

                  (a) EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

                           (i) The failure of the Maker to pay interest on the
Note within thirty (30) days of the date when the same becomes due and payable;

                           (ii) The failure of the Maker to pay the principal
sum of this Note on the date when the same becomes due and payable;


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                           (iii) The failure of the Maker to convert the
principal sum of the Note into Common Shares (as defined below) upon the terms and subject to the conditions set forth in this Note;

                           (iv) The failure of the Maker to observe or perform
any of its other covenants set forth in this Note, which failure continues for a period of thirty (30) days after receipt of notice by the Holder of such failure;

                           (v) The commencement by the Maker of a voluntary
proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, or the consent by the Maker to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by the Maker of a general assignment for the benefit of creditors; or

                           (vi) The commencement of an involuntary proceeding
against the Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, which involuntary proceeding remains undismissed and unstayed for a period of sixty (60) days.

                  (b) REMEDIES UPON DEFAULT. If an Event of Default under this Note shall occur and be continuing, the Holder shall have the right to declare the outstanding principal sum of and accrued interest to the date of acceleration on this Note then outstanding to be due and payable by giving written notice to the Maker to that effect, and upon the Company's receipt of such Notice, the principal sum of and accrued interest on this Note shall become due and payable. In addition, if an Event of Default shall occur and be continuing, the Holder may pursue any available remedy to collect the payment of principal or interest on this Note or to enforce the performance of any provision of this Note. The Holder shall have the right to waive any past or existing default or Event of Default and its consequences Note.

         8. ASSET PURCHASE AGREEMENT AND CONVERTIBLE NOTE ADJUSTMENT. This Note is the "Convertible Note" provided for in that certain Asset Purchase Agreement, dated March 23, 1998 (the "Agreement"), by and among Payee, American Meter Company, Purchaser and Marcum and is executed by Maker as part of the consideration for the sale by Payee to Purchaser of the "Assets" (as that term is defined in the Agreement). The principal sum of this Note shall be reduced by the amount of any "Convertible Note Adjustment", as such term is defined, at the time and in the manner that such reduction is provided for in Section 2.4 of the Agreement.

         9. WAIVER OF PROCEDURAL DEFENSES. Makers and each endorser, surety and guarantor hereby waives presentment for payment, demand for payment, notice of non-payment or dishonor, protest, notice of protest, notice of acceleration or maturity, and any and all other notices and demands whatsoever, and agree to remain bound until the principal and interest are paid in full, notwithstanding any extensions of time for payment which may be granted, even though the period of extension may be indefinite, and notwithstanding any inaction by or failure to asset any legal right available to the Holder.


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         10. SEVERABILITY. If any provision of this Note or application thereof to any person or circumstance is held invalid, such invalidity shall not affect other provisions of this Note which can be given effect without the invalid provisions, and to this end the provisions of this Note shall be severable.

         11. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of law.

         12. NO WAIVER. No delay or omission of the Holder to exercise any right or power arising under this Note shall impair any such right or power or be construed to be a waiver of any such right or power, nor shall the action or nonaction of the Holder in case of default on the part of Maker impair any right or power resulting therefrom.

         13. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Note nor the rights nor obligations herein may be assigned by the Maker without the prior written consent of the Holder; provided, however, that the Maker has the right at all times to assign any of its respective rights or obligations under this Note to a direct or indirect wholly-owned subsidiary of the Maker, wholly-owned provided that, in the event of such assignment, the Maker shall remain liable for all of its respective obligations hereunder.


                                            MAKER:

                                            METRETEK, INCORPORATED



                                            By: /s/ W. Phillip Marcum
                                               ---------------------------------
                                            Its: Chief Executive Officer
                                                --------------------------------

                                            MARCUM NATURAL GAS SERVICES, INC.


                                            By: /s/ W. Phillip Marcum
                                               ---------------------------------
                                            Its: President
                                                --------------------------------


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                                                                       EXHIBIT A
                                                                       ---------

                                CONVERSION NOTICE
                                -----------------


         The undersigned, the Holder of the enclosed Convertible, Subordinated Promissory Note (the "Note"), hereby irrevocably elects to exercise its option to convert the Note into shares of common stock, par value per unit $.01 per share ("Common Shares"), of Marcum Natural Gas Services, Inc. in the following amount:


                                $
                                 --------------------

         The undersigned requests that a certificate for such Common Shares be issued in the name of and delivered to:



                   -------------------------
                  (Name)

                   -------------------------
                  (Address)

                   -------------------------


                   -------------------------
                  (City, State, Zip Code)


                   -------------------------
                  (Employer Identification Number)



Dated:                                     Signature:
      --------------------                           -------------------------